Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	340-771-5886
Thursday September 14, 2017		Jennifer Matarangas-King
VIYA Public Relations

978-619-1300
Justin D. Benincasa
Chief Financial Officer

ATN Offers Message of Support to U.S. Virgin Islanders and

Operational Update on the Impact of Hurricane Irma

Beverly, MA (September 15, 2017) - Michael T Prior, Chief Executive Officer, issued the following statement:

“We have been actively engaged with the team at our Virgin Islands subsidiary, VIYA, and local and federal authorities since Hurricane Irma came through the U.S. Virgin Islands. Our top priority for the last week has been the safety and well-being of our personnel and their families. While many of our VIYA employees suffered significant property losses and are living in difficult circumstances, we are relieved that all came through the storm safe from physical harm. We are actively engaged in assisting our team, customers, and all others impacted by the storm and its aftermath.”

“Our wireless network has remained largely operational in St. Croix; however, it was extensively damaged in St. Thomas and St. John. Today we can report that VIYA has managed to restore coverage to roughly 80% of the population on St. Thomas, however, service and power remains interrupted on all of St. John. Full restoration of VIYA’s wireless coverage and capacity will be largely a matter of restoring backhaul and reliable power to the islands, but we must also repair damage to towers and other site equipment. Our wireless network on St Croix was not as extensively damaged, although some sites are down due to electricity outages and other storm related issues.

“On the wireline side, the entire VIYA hybrid fiber coax network on St Thomas and St John was impacted due to the downing of poles and lines and extensive electricity outages.  No significant damage occurred to our wireline network in St. Croix, which accounts for approximately 40% of our residential customer base.  All network nodes on that island are currently operating and roughly 90% of our customers’ modems are live, with the difference likely due to power outages caused by the storm.

“We are proud of the Virgin Island employees, whose performance in the face of such destruction has been, and continues to be, admirable.  They have been instrumental in partnering with federal and local authorities and the electrical utility to coordinate damage assessments, prioritize repairs and provide assistance to residents of the Virgin Islands. As they continue working hard to restore critical services, tower and fiber crews from other parts of ATN will assist in the recovery efforts.”

About ATN

ATN International, Inc. (Nasdaq: ATNI), headquartered in Beverly, Massachusetts, provides telecommunications services to rural, niche and other under-served markets and geographies in the United States, Bermuda and the Caribbean and owns and operates solar power systems in various locations in the United States and India. Through our operating subsidiaries, we (i) provide both wireless and wireline connectivity to residential and business customers, including a range of mobile wireless solutions, high speed internet services, video services and local exchange services, (ii) provide distributed solar electric power to corporate, utility and municipal customers and (iii) are the owner and operator of terrestrial and submarine fiber optic transport systems. For more information, please visit www.atni.com.

Cautionary Language Concerning Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements include references to the restoration of service and power, repairs to towers and site equipment, insurance coverage and potential financial impacts. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional weather events and natural catastrophes that will affect our network and the infrastructure of the islands; the general performance of our operations; our ability to execute network repairs and upgrades; our reliance on a limited number of key suppliers and vendors for timely supply of equipment and services relating to our network infrastructure; the adequacy and expansion capabilities of our network capacity and customer service system and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. These and other additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth more fully under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 1, 2017 and the other reports we file from time to time with the SEC.  The Company undertakes no obligation and has no intention to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors that may affect such forward-looking statements.